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                                   Exhibit 2.2
                             PLAN OF REORGANIZATION
                                       AND
                               AGREEMENT OF MERGER


          THIS PLAN OF REORGANIZATION AND AGREEMENT OF MERGER ("Agreement") is made and entered into this 22nd day of March, 2001, by and between Valley Independent Bank, a California banking corporation ("VIB" or "Surviving Corporation"), having its principal office in El Centro, California, and Kings River State Bank, a California banking corporation ("KRSB"), having its principal office in Reedley, California, to which VIB Corp, a California corporation ("VIBC"), having its principal office in El Centro, California, is a party, with reference to the following facts:

                                    RECITALS

          A. KRSB is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock which consists of 500,000 shares of common stock ("KRSB Stock"), of which, as of the date hereof, there are 153,700 shares outstanding;

          B. VIB is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock which consists of 13,500,000 shares of common stock ("VIB Stock"), of which, as of the date hereof, there are 6,194,116 shares outstanding;

          C. VIB is a member of the Federal Reserve System and is duly licensed to conduct and is now conducting a banking business in the State of California;

          D. KRSB is a non-member bank and is duly licensed to conduct and is now conducting a banking business in the State of California;

          E. VIBC is a corporation duly organized, validly existing and doing business in good standing under the laws of the State of California, and has authorized capital stock of 25,000,000 shares of common stock ("VIBC Stock"), of which, as of the date hereof, there are 12,188, 834 shares outstanding, and 10,000,000 shares of preferred stock, of which, as of the date hereof, there are no shares outstanding;

          F. VIBC owns all of the outstanding shares of KRSB Stock and all of the outstanding shares of VIB Stock; and

          G. VIB, KRSB and VIBC deem it desirable and in the best interests of their respective corporations and their respective shareholders that VIB and KRSB merge (the "Merger") into a single corporation under and pursuant to the laws of the United States and of the State of

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California and to that end are entering into this Plan of Reorganization and
Agreement of Merger.

          NOW, THEREFORE, VIB, KRSB and VIBC do hereby agree that, at the Effective Time (as hereinafter defined), KRSB and VIB shall merge into a single corporation on the terms and conditions herein provided as follows:

                                    AGREEMENT

                               ARTICLE I - MERGER

          At the Effective Time, KRSB shall be merged with and into VIB which shall thereupon be the Surviving Corporation and a subsidiary of VIBC. The separate corporate existence of KRSB shall cease and VIB shall succeed to the properties, rights, privileges, powers, immunities and franchises of KRSB. All rights of creditors and all liens upon the property of KRSB shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Merger.

                     ARTICLE II - ARTICLES OF INCORPORATION;

                BYLAWS; BOARD OF DIRECTORS AND OFFICERS; CHARTER

          2.1 The Articles of Incorporation of VIB as in effect immediately prior to the Effective Time shall be and remain the Articles of Incorporation of the Surviving Corporation without change or amendment, until altered, amended or repealed as provided for therein or by law.

          2.2 The Bylaws of VIB as in effect immediately prior to the Effective Time shall be and remain the Bylaws of the Surviving Corporation without change or amendment, until altered, amended, or repealed as provided for therein or by law.

          2.3 The Board of Directors and officers of VIB at the Effective Time shall continue to serve as the Board of Directors and officers of the Surviving Corporation until such time as their successors have been elected and qualified as provided for by the Bylaws of VIB.

          2.4 The Banking Charter, Certificates of Authority and Federal Reserve System membership of VIB issued by the Department of Financial Institutions and Federal Reserve Bank shall be and remain the Charter, Certificates of Authority and Federal Reserve System membership of the Surviving Corporation; and VIB's insurance of deposits coverage by the Federal Deposit Insurance Corporation shall be and remain the insurance of deposits coverage of the Surviving Corporation.

          2.5 Pursuant to California Financial Code Section 4888, the banking offices of KRSB shall become branch banking offices of VIB, the loan production offices of KRSB shall become the loan production offices of VIB, and all safe deposit, deposit and loan customers of KRSB shall, by operation of law, become customers of VIB.


                       ARTICLE III - CONVERSION OF SHARES

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          In and by virtue of the merger, the shares of KRSB Stock, VIB Stock and VIBC Stock outstanding at the Effective Time shall be converted as follows:

          (a) At the Effective Time, each issued and outstanding share of VIBC Stock shall not be changed or converted as a result of the Merger but shall remain outstanding as shares of VIBC Stock.

          (b) At the Effective Time, each issued and outstanding share of VIB Stock shall not be changed or converted as a result of the Merger but shall remain outstanding as shares of VIB Stock, the shares of the Surviving Corporation.

          (c) At the Effective Time, each issued and outstanding share of KRSB Stock shall automatically be converted into and exchanged for one share of VIB Stock. At the Effective Time, each outstanding stock certificate which, prior to the Effective Time, represented shares of KRSB Stock shall automatically cease to represent issued and outstanding shares of KRSB Stock but shall be deemed for all purposes to represent the aggregate number of shares of VIB Stock into which the shares of KRSB Stock represented by such certificates have been converted pursuant to the Merger. Nothing herein shall preclude VIBC, as the sole shareholder, from presenting the KRSB Stock certificate to VIB for exchange for a VIB Stock certificate.

          (d) The provisions of this Article III shall not be affected by the requirements of Section 1300(b) of the California General Corporation Law regarding dissenting shares because KRSB is a wholly- owned subsidiary of VIBC, which hereby waives its rights to dissent.

                         ARTICLE IV - FURTHER ASSURANCES

          The parties hereto shall execute and deliver, or cause to be executed and delivered, all such conveyances, deeds, transfers, assignments and other documents and/or instruments, and will take or cause to be taken such further or other action as VIBC or VIB may deem necessary or desirable in order to vest in and confirm to VIB title to and possession of all of KRSB's property, rights, privileges, powers, franchises and interests hereunder and otherwise to carry out the intent and purposes of this Agreement.

                           ARTICLE V - EFFECTIVE TIME

          The Merger shall become effective at the close of business on the day on which an executed copy of this Agreement with all requisite accompanying certificates shall have been filed with the Commissioner of Financial Institutions in accordance with Section 4887(a) of the California Financial Code, shall have been filed with the California Secretary of State, in accordance with Section 1103 of the California General Corporation Law, and thereafter filed with the Commissioner of Financial Institutions, in accordance with Section 4887(b) of the California Financial Code.

                             ARTICLE VI - CONDITIONS

          The filing of this Agreement with the California Secretary of State and the Commissioner of Financial Institutions, as provided in Article V above, is subject to the prior approvals of the California Department of Financial Institutions and the Federal Reserve Board to the

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Merger contemplated herein and the expiration of all statutory waiting periods.

                            ARTICLE VII - TERMINATION

          This Agreement may be terminated at any time prior to the Effective Time before or after approval thereof by the shareholder of VIB or KRSB, or by the mutual consent and action of the Boards of Directors of VIB, KRSB and VIBC.

                          ARTICLE VIII - CHOICE OF LAW

          This Agreement has been executed in the State of California and its validity, interpretation and performance shall be controlled by and construed under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto, pursuant to the approval and authority duly given by resolution of their respective Boards of Directors, have caused this Agreement to be signed by their respective Presidents and Secretaries as of the day and year first written above.

                                       KINGS RIVER STATE BANK


                                       By:    /s/ Robert N. Lowery
                                           -------------------------------------
                                              Robert N. Lowery, President


                                       By:     /s/ Floyd M . Barsoom
                                            ------------------------------------
                                               Floyd M . Barsoom, Secretary


                                       VALLEY INDEPENDENT BANK


                                       By:     /s/ Dennis L. Kern
                                            ------------------------------------
                                               Dennis L. Kern, President


                                       By:     /s/ Charlotte Studer
                                            ------------------------------------
                                               Charlotte Studer, Secretary


                                       VIB CORP


                                       By:     /s/ Dennis L. Kern
                                            ------------------------------------
                                               Dennis L. Kern, President


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                                       By:     /s/ Charlotte Studer
                                            ------------------------------------
                                               Charlotte Studer, Secretary


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